EXHIBIT 10.1

NORTHERN OIL AND GAS, INC.

2009 EQUITY INCENTIVE PLAN

(Adopted by the Board of Directors on January 30, 2009)

ARTICLE I.

PURPOSE

The purpose of this Plan is to provide a means whereby Northern Oil and Gas, Inc. (the “Company”) may be able, by granting stock options (”Options”) and shares of restricted stock (“Restricted Stock”), to attract, retain and motivate capable and loyal employees, non-employee directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders.  Options granted under the Plan may be either Incentive Stock Options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), or Nonqualified Stock Options which do not qualify for favorable tax treatment.  Options and Restricted Stock are referred to collectively in this Plan as “Awards”.

ARTICLE II.

RESERVATION OF SHARES

A total of 3,000,000 shares  (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) are reserved for issuance pursuant to Awards granted under the Plan.  If any Shares included in an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares included in the Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

The maximum number of Shares for which any person may be granted Awards under the Plan in any calendar year shall be limited to 500,000 Shares.  The maximum number of Shares for which Awards may be granted under the Plan to all persons in any calendar year shall be limited to ten percent (10%) of the total outstanding Shares.

ARTICLE III.

ADMINISTRATION

(a)           The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3 or any successor rule or regulation.  Each member of the Committee shall also be an “outside director” within the meaning of Internal Revenue Code Section 162(m) or any successor provision.  Vacancies in the Committee shall be filled by the Board.

(b)           The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration, subject to the express provisions of the Plan.

(c)           The Committee shall determine which persons shall be granted Awards under the Plan, the types of Awards to be granted, the number of Shares included in each Award, any limitations on the exercise or vesting of Awards in addition to those imposed by this Plan, and any other terms and conditions of Awards.  The Committee may also approve amendments to outstanding Awards, provided there is no conflict with the terms of the Plan, applicable law, or applicable stock market rules and regulations.

ARTICLE IV.

ELIGIBILITY

An Option may be granted to any employee, non-employee director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted Awards in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company.  Restricted Stock may only be granted to employees and any non-employee director.  A person who has received an Award of an Option or Restricted Stock is referred to in this Plan as a “Participant.”

ARTICLE V.

CHANGES IN PRESENT STOCK AND EFFECT OF CHANGE OF CONTROL

(a)           In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares included in any Award, and the exercise or purchase price of any Award.

(b)           All outstanding Options shall immediately vest and become immediately exercisable in full and all grants of Restricted Stock shall become immediately fully-vested and free of all forfeiture and transfer restrictions upon any “change in control” of the Company.  Any of the following shall constitute a “change in control” for the purposes hereof:

(i)           The consummation of a reorganization, merger, share exchange, consolidation or similar transaction, the acquisition of a majority of the outstanding Common Stock by a person or group acting in concert or the sale or disposition of all or substantially all of the assets of the Company, unless, in any case, the persons beneficially owning the voting securities of the Company immediately before that transaction beneficially own, directly or indirectly, immediately after the transaction, at least seventy-five percent (75%) of the voting securities of the Company or any other corporation or other entity resulting from or surviving the transaction in substantially the same proportion as their respective ownership of the voting securities of the Company immediately prior to the transaction;

(ii)           Individuals who constitute the incumbent Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

(iii)           The Company’s shareholders approve a complete liquidation or dissolution of the Company.

ARTICLE VI.

OPTIONS

(a)           Option Exercise Price.  The per share exercise price for each Option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any Incentive Stock Option shall be not less than the fair market value of the Common Stock on the date the Option is granted.  The “fair market value” of the Common Stock as of any date shall be the closing sale price for the Common Stock on the most recent day on which the Common stock traded prior to the grant date.  If there is no closing sale price for the Common Stock, the Committee shall use such other information deemed appropriate by the Committee to determine the fair market value of the Common Stock on the date of any grant.  No Incentive Stock Option shall be granted to any employee who at the time directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of a subsidiary, unless the exercise price is not less than 110 percent (110%) of the fair market value of the Common Stock on the date of grant, and unless the Option is not exercisable more than five (5) years after the date of grant.

(b)           Exercise of Options.  An optionee shall exercise an Option by delivery of a signed, written notice to the Company, specifying the number of Shares to be purchased, together with payment of the full purchase price for the Shares.  The Company may accept payment from a broker on behalf of the optionee and may, upon receipt of signed, written instructions from the optionee, deliver the Shares directly to the broker.  The date of receipt by the Company of the final item required under this paragraph shall be the date of exercise of the Option.

(c)           Option Agreement Provisions.  Each Option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(i)           Incentive Stock Option Dollar Limitation.  Each Option grant to an employee shall constitute an Incentive Stock Option eligible for favorable tax treatment under Section 422 of the Code, provided that no more than $100,000 of such Options (based upon the fair market value of the underlying Shares as of the date of grant) can first become exercisable for any employee in any calendar year.  To the extent any Option grant exceeds the $100,000 dollar limitation, it shall constitute a Nonqualified Stock Option.  Each stock option agreement shall specify the extent to which it is an Incentive and/or a Nonqualified Stock Option.  For purposes of applying the $100,000 limitation, options granted under this Plan and under all other plans of the Company and its subsidiaries which are qualified under Section 422 of the Code shall be included.

(ii)           Payment.  The full purchase price of the Shares acquired upon exercise of any Option shall be paid in cash, by certified or cashier’s check, or in the form of Shares of the Company’s Common Stock with a fair market value equal to the full purchase price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an Option.  In the event of a cashless exercise, the optionee shall surrender the Option to the Company, and the Company shall issue the optionee the number of Shares determined as follows:
X = Y (A-B) /A where:
X = the number of Shares to be issued to the optionee.
Y = the number of Shares with respect to which the Option is being exercised.
A = the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.
B = the Option exercise price.

(iii)           Exercise Period.  The period within which an Option must be exercised shall be determined by the Committee at the time of grant.  The exercise period for an Incentive Stock Option or a Nonqualified Stock Option shall be subject to a maximum of ten (10) years, or five (5) years for an Incentive Stock Option granted to an employee who directly or indirectly owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or a subsidiary.  Unless modified by the Committee, each Option shall become exercisable to the extent of twenty-five percent (25%) of the shares on each of the first four (4) anniversaries of the date of grant.  To the extent exercisable, an Option may be exercised in whole or in part.  The Committee may impose different or additional conditions with respect to length of service or attainment of specified performance goals which must be satisfied prior to exercise of all or any part of an option.

(iv)           Rights of Optionee Before Exercise.  The holder of an Option shall not have the rights of a shareholder with respect to the Shares covered by his or her Option until such Shares have been issued to him or her upon exercise of the Option.

(v)           Termination of Employment.  If an optionee is an employee, and his or her employment is terminated other than by death, disability, or for conduct which is contrary to the employer’s best interests, the optionee may, within ninety (90) days of such termination (or longer, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.

If termination of employment is effected by death or disability of the optionee, the Option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of his or her death or disability, by the optionee or his or her personal representative, at any time within one year subsequent to the date of his or her termination of employment.

If an optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of the employer, as determined by the employer in its sole discretion, the unexercised portion of the optionee’s Option shall expire automatically on the date of termination of his or her employment.

The Committee may, in its discretion, amend or eliminate any one or more of the provisions of this paragraph (v) in connection with the grant of any individual Option(s).

Notwithstanding the foregoing, no Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s employment except as specifically provided in this paragraph (v).

(vi)           Termination of Service by Directors, Consultants and Advisors.  If an optionee is a director, consultant, or advisor, and his or her position with the Company terminates for any reason, the optionee may, within ninety (90) days of such termination, or within one (1) year of such termination if the optionee is a director (or longer in either case, if approved by the Committee), exercise any unexercised portion of his or her Option to the extent he or she was entitled to do so at the time of such termination.  If termination is effected by death of the optionee, the Option may be exercised for the applicable period to the extent the optionee was entitled to do so at the time of his or her death by the optionee’s personal representative.  No Option shall be exercisable subsequent to the date of expiration of the Option term and no Option shall be exercisable subsequent to the termination of the optionee’s position with the Company, except as specifically provided in this paragraph (vi).

(vii)           Non-transferability of Option.  No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during the optionee’s lifetime only by the optionee.  No Option may be attached or subject to levy by an optionee’s creditors.

(viii)           Date of Grant.  The date on which the exercise price becomes fixed for an Option shall be considered the date on which the Option is granted.

ARTICLE VII.

RESTRICTED STOCK

(a)           Grant of Restricted Stock.  Each grant of Restricted Stock made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such grant.  The agreement for each grant shall set forth any objective performance goals which must be satisfied in order for the Restricted Stock to vest and the forfeiture and transfer restrictions to lapse.  The Committee may base performance goals on factors which the Committee determines appropriate from time to time, including but not limited to the Company’s stock price, market share, revenues, net income, and return on equity.  The agreement may also set forth a period of time during which the employee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock grant.

(b)           Agreements.  Awards of Restricted Stock shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall be subject to the terms and conditions contained in the Plan and any additional terms and conditions established by the Committee that are consistent with the Plan.

(c)           Delivery of Common Stock and Restrictions.  At the time of a Restricted Stock grant, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant.  Such certificate shall be held by an escrow agent appointed by the Company for the account of the Participant until vested subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  The Participant shall have all rights of a shareholder with respect to the Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions:

(i)           the Participant shall not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the agreement with respect to such Shares;

(ii)           none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and

(iii)           except as otherwise determined by the Committee, all of the Shares to the extent not vested shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the Restricted Stock Award are met.

Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock.

(d)           Termination of Restrictions.  At the end of the applicable restricted period and provided that any other restrictive conditions of the grant of Restricted Stock are met, or at such earlier time as otherwise determined by the Committee, the Shares shall be considered vested and all restrictions set forth in the agreement relating to the grant of Restricted Stock or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and the Restricted Stock legend, shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

ARTICLE VIII.

GENERAL

(a)           No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(c)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(d)           Restrictions; Stock Market Listing.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  If the Shares are traded on a securities market, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities market.

(e)           No Right to Continued Employment.  Nothing in the Plan or in any Award document shall be construed to confer upon any employee any right to continue in the employ of the Company or a subsidiary, or to interfere in any way with the right of the Company or a subsidiary as employer to terminate his or her employment at any time, nor to derogate from the terms of any written employment agreement between such corporation and the optionee.

(f)           Section 16 Compliance.  The Plan is intended to comply in all respects with SEC Rule 16b-3, as amended, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.  If any Plan provision does not comply with Rule 16b-3, the provision shall be deemed inoperative.  The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IX.

WITHHOLDING OF TAXES; TAX BONUSES

The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any Award including, but not limited to, withholding a portion of the Shares issuable pursuant to the Award, or requiring the Participant to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The Committee shall have full authority in its discretion to determine the amount of any such tax bonus and the Company shall have the authority to withhold and pay such tax bonuses over to the appropriate taxing authorities on the Participants’ behalf.

ARTICLE X.

EFFECTIVE DATE OF PLAN

The effective date of the Plan shall be the date of its original adoption by the Board of Directors of the Company as indicated on the first page hereof.

ARTICLE XI.

DURATION OF THE PLAN

The Plan shall terminate January 30, 2019, which is ten years after the date of its approval by the Board of Directors, unless sooner terminated by issuance of all Shares reserved for issuance hereunder.  No Award shall be granted under the Plan after such termination date.

ARTICLE XII.

TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors of the Company may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, subject to shareholder approval to the extent required by applicable law or stock market rule or regulation.  No termination or amendment of the Plan may, without the consent of the Participants to whom any Awards shall previously have been granted, adversely affect the rights of such Participants under such Awards.

ARTICLE XIII.

SHAREHOLDER APPROVAL

The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board.  Awards granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse and become null and void ab initio if such approval is not granted.  If any grants of Restricted Stock lapse due to failure to obtain shareholder approval, the Company shall pay to the affected Participants, in cash, an amount equal to the total fair market value of the Shares of Restricted Stock granted to the Participant as of the grant date or the date the shareholders fail to approve the Plan, whichever is greater.  The Board shall also submit any amendments to the shareholders for approval if required by applicable law or stock market rule or regulation.

ARTICLE XIV.

INTERPRETATION

The Plan shall be interpreted in accordance with Minnesota law.

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